UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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MERCARI COMMUNICATIONS GROUP, LTD.

(Name of Registrant as Specified in its Charter)

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MERCARI COMMUNICATIONS GROUP, LTD.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

INFORMATION STATEMENT

(Dated January 11, 2018)

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. BY WRITTEN CONSENT IN LIEU OF A MEETING OF SHAREHOLDERS, SHAREHOLDERS OWNING A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE APPROVED AN AMENDMENT TO OUR ARTICLES OF INCORPORATION CHANGING OUR NAME TO AIXIN LIFE INTERNATIONAL, INC. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

NAME CHANGE AMENDMENT

This Information Statement is being furnished on or about the date first set forth above to holders of record as of the close of business on December 21, 2017 (the “Record Date”) of the common stock, par value $.001 per share (“Common Stock”), of Mercari Communications Group, Ltd., a Colorado corporation (“we, “our” or the “Company”), in connection with an amendment to Article FIRST of our Articles of Incorporation changing our name to “AiXin Life International, Inc.” (the “Name Change Amendment”).

The Name Change Amendment was adopted and approved by unanimous written consent in lieu of a meeting of our Board of Directors signed on December 19, 2017 and by written consent in lieu of a meeting of shareholders owning in the aggregate 85.52% of our outstanding shares of common stock as of the Record Date signed on December 21, 2017 (the “Shareholder Consent”). We had 317,988,089 shares of common stock outstanding as of the Record Date. The name of the shareholders of record who signed the Shareholder Consent and the number and percent of shares of common stock owned by each such shareholder are:

Name of Record Shareholder	Number of Shares	Percent of Outstanding Shares

Quanzhong Lin	256,874,014	80.78%
Yao-Te Wang	15,074,695	4.74%
	271,948,709	85.52%

Our Board of Directors has adopted, and the shareholders who signed the Stockholder Consent approved, the Name Change Amendment, to better identify our company with the business of Chengdu AiXin Zhonghong Biological Technology Co., Ltd., a Chinese limited company (“AiXin”), which we recently acquired, as described below under the caption “Acquisition of AiXin.”

The approval of the Name Change Amendment by a written consent in lieu of a meeting of shareholders signed by the holders of a majority of our outstanding shares of common stock is sufficient under Article XVII of our Articles of Incorporation, as amended, pursuant to Section 7.107-104(b)(1) of the Colorado Business Corporation Act (“CBCA”). Accordingly, no proxy of our shareholders will be solicited for a vote on the Name Change Amendment and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Name Change in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations promulgated thereunder, including particularly Regulation 14C, and Section 7.107-104(b)(5.5) of the CBCA. In accordance with Regulation 14C, the Name Change Amendment may not be effected prior to the 21st day after this Information Statement is mailed to stockholders of record as of the Record Date. The Name Change Amendment is also subject to approval by the Financial Regulatory Authority.

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Acquisition of AiXin

On December 12, 2017, we completed a reverse acquisition transaction through a share exchange as a result of which we now own, through a wholly owned British Virgin Island company, Chengdu AiXin Zhonghong Biological Technology Co., Ltd., which markets and sells innovative, premium-quality nutritional products in Chengdu, China (the “AiXin Acquisition”).

As a result of the share exchange, AiXin (BVI) International Group Co., Ltd., a British Virgin Islands corporation (“AiXin BVI”), became our wholly-owned subsidiary, and we now own all of the outstanding shares of HK AiXin International Group Co., Limited, a Hong Kong limited company (“AiXin HK”), which in turn owns all of the outstanding shares of AiXin.

AiXin BVI was incorporated on September 21, 2017 to serve as a holding company and AiXin HK was established in Hong Kong on February 25, 2016 to serve as an intermediate holding company. AiXin was established in the PRC on March 4, 2013, and on June 1, 2017 the local government of the PRC issued a certificate of approval regarding the foreign ownership of AiXin by AiXin HK. Neither AiXin BVI nor AiXin HK had operations prior to December 12, 2017.

Prior to the AiXin Acquisition, Quanzhong Lin, our President and Chief Executive Officer, owned all of the outstanding shares of AiXin BVI and 29,521,410 shares of our common stock, representing approximately 65% of the outstanding shares of our company. As a result of the AiXin Acquisition and after giving effect to the issuance of an aggregate of 45,224,085 shares for services rendered to a former director and executive officer, a director appointed at the closing of the AiXin Acquisition, and another individual who has served as a consultant in connection with the AiXin Acquisition,, Mr. Lin now owns 256,874,014 shares of our common stock, representing approximately 80.78% of our outstanding shares. The chart below presents our corporate structure, after giving effect to the Name Change Amendment:

The chart below presents our corporate structure:

AiXin Life International, Inc. (a Colorado corporation) (formerly known as Mercari Communications Group, Ltd.)

100%

AiXin (BVI) International Group Co., Ltd (BVI)

100%

HK AiXin International Group Co., Limited (HK) (“AiXin HK”)

100%

Chengdu AiXin Zhonghong Biological Technology Co., Ltd (PRC) (“AiXin”)

For additional information concerning our acquisition of AiXin BVI and the business of AiXin, see our Current Report on Form 8-K filed with the Securities and Exchange Commission on December 12, 2017.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Change in Control

On February 2, 2017, Quanzhong Lin purchased 29,521,410 shares of our common stock, representing approximately 65% of our outstanding shares of common stock, for $300,000, from China Concentric pursuant to a Stock Purchase Agreement dated December 21, 2016. China Concentric had purchased 43,822,001 shares of our common stock, approximately 96.5%, of our outstanding shares of common stock, from Algodon Wines & Luxury Development Group, Inc. (“Algodon”) on January 20, 2017, for $260,000 pursuant to a Stock Purchase Agreement dated December 20, 2016, as amended. Algodon also assigned to China Concentric all its right, title and interest to amounts payable to Algodon for non-interest bearing advances to our company, which advances, as of January 20, 2017 were $150,087.

On February 2, 2017, in conjunction with the closing of the sale to Mr. Lin, our then Board of Directors (“BOD”) elected Mr. Lin as a director, Chairman of the BOD, President and Chief Executive Officer of our company, effective upon the closing, and Ethan Chuang, who had served as President of our company since January 20, 2017, as Vice President of our company. Mr. Chuang, who was elected to the BOD on January 20, 2017, served as a director of our company until December 12, 2017, the date of the AiXin Acquisition.

Mr. Lin, as the sole stockholder of AiXin, received 227,352,604 shares of our common stock in the AiXin Acquisition, and now owns 256,874,014 shares of our common stock, representing approximately 80.78% of our outstanding shares.

Security Ownership

The following table sets forth information concerning beneficial ownership of our common stock as of December 21, 2017, by (i) any person or group with more than 5% of our common stock, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, shares of common stock issuable upon exercise of options, warrants and other convertible securities anticipated to be exercisable or convertible at or within sixty days of December 21, 2017, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person. As of December 21, 2017, we had outstanding 317,988,089 shares of common stock.

To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.

Name of Shareholder	Number of Shares	Percent of Shares
Directors and Executive Officers:

Quanzhong Lin, Chairman and CEO 9 An Rong Lu Jingniu, Bldg 4 Unit 163 Chengdu, Sichuan Province, China	256,874,014	80.78%

Yao-Te Wang, Director 704 No.9, Lane 14, Shijian St. Tainan City, Taiwan, R.O.C.	15,074,695	4.74%

All directors and executive officers as a group	271,948,709	85.52%

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AVAILABLE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. These filings are available to the public on the Internet at the SEC’s web site, http://www.sec.gov. The SEC’s web site contains reports, proxy statements and other information regarding issuers, like us, that file these reports, statements and other documents electronically with the SEC. You can also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the SEC’s Public Reference Section at that address. Please call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room.

By order of the Board of Directors,

Quanzhong Lin
Chairman of the Board

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